Exhibit 23

                    CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-22079) pertaining to the Investment Plan for Salaried Employees of IMC Global Operations Inc. and in the related Prospectus of our report dated October 23, 1996, with respect to the financial statements and supplemental schedules of the Investment Plan for Salaried Employees of IMC Global Operations Inc. included in this Annual Report (Form 11-K) for the year ended June 30, 1996.


                                     ERNST & YOUNG LLP

Chicago, Illinois
December 19, 1996

Docket No. 104771